UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2010

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Ladenburg Thalmann Financial Services Inc. held its 2010 annual meeting of shareholders on September 24, 2010. Listed below are the matters voted upon and the final results of such voting:

1. Our shareholders elected each of the individuals nominated for election for a one-year term and until their successors are elected and qualified as follows:

Name	For	Authority Withheld	Broker Non-Votes
Henry C. Beinstein	116,491,529	8,190,948	41,865,606

Robert J. Eide	115,725,252	8,957,225	41,865,606

Dr. Phillip Frost	114,583,206	10,099,271	41,865,606

Brian S. Genson	116,524,746	8,157,731	41,865,606

Saul Gilinski	116,524,408	8,158,069	41,865,606

Dr. Richard M. Krasno	116,441,956	8,240,521	41,865,606

Richard J. Lampen	116,313,915	8,368,562	41,865,606

Howard M. Lorber	114,751,261	9,931,216	41,865,606

Jeffrey S. Podell	116,523,576	8,158,901	41,865,606

Richard J. Rosenstock	116,413,962	8,268,515	41,865,606

Mark Zeitchick	116,415,223	8,267,254	41,865,606

2. Our shareholders approved the sale and issuance of our common stock to certain of our directors and officers as follows:

For	Against	Abstain	Broker Non-Votes
114,916,440	8,871,463	894,530	41,869,163

3. Our shareholders ratified the selection of EisnerAmper LLC as our independent registered public accounting firm for 2010 as follows:

For	Against	Abstain	Broker Non-Votes
157,931,090	1,449,625	7,620,356	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

September 24, 2010	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer